Exhibit 99.1

THE CHILDREN’S PLACE REPORTS SECOND QUARTER 2020 RESULTS

Reports Q2 GAAP Loss per Diluted Share of ($3.19) versus

GAAP Earnings per Diluted Share of $0.10 in Q2 2019

Reports Q2 Adjusted Loss per Diluted Share of ($1.48) versus

Adjusted Earnings per Diluted Share of $0.19 in Q2 2019

Secaucus, New Jersey – August 25, 2020 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced financial results for the second quarter ended August 1, 2020.

Jane Elfers, President and Chief Executive Officer, said, “Second quarter digital sales increased 118 percent. We have clearly benefited from our $50 million digital transformation investment, which provided us with the omni-channel capabilities necessary to fulfill our strong online demand. Since the temporary store closures in March, we have increased new customers to our digital file by approximately 175 percent, converted our store-only customers to omni-channel customers at a rate approximately 3 times the pre-pandemic rate and increased our app downloads by nearly 115 percent. Combined, these provide a strong foundation for continued digital growth as digital adoption, accelerated by the COVID-19 pandemic, continues to drive online sales to an increasingly greater share of total sales and provides us with a long-term market share opportunity.”

Elfers continued, “We opened the majority of our stores during the last two weeks of June and, as of August 1, 2020, we had 771 stores open, representing 94 percent of our total fleet. We remain on track to close 300 stores by the end of fiscal 2021 with a target of 200 store closures in fiscal 2020, inclusive of the 102 stores that we permanently closed in the first half of 2020, and 100 closures in fiscal 2021.”

Elfers concluded, “Due to the large majority of schools adopting remote or hybrid learning models for the start of the school year, our back to school sales have been significantly impacted and we anticipate a meaningful negative impact on our Q3 results.”

Second Quarter 2020 Results

Net sales decreased 12.3% to $368.9 million in the three months ended August 1, 2020 from $420.5 million in the three months ended August 3, 2019, primarily as a result of the impact of temporary store closures, along with a decrease in back to school sales beginning in mid-July, partially offset by increased digital sales.

Net loss was ($46.6) million, or ($3.19) per diluted share, in the three months ended August 1, 2020, compared to net income of $1.5 million, or $0.10 per diluted share, in the three months ended August 3, 2019. Adjusted net loss was ($21.7) million, or ($1.48) per diluted share, compared to adjusted net income of $3.0 million, or $0.19 per diluted share, in the comparable period last year.

Gross profit was $67.1 million in the three months ended August 1, 2020, compared to $138.8 million in the three months ended August 3, 2019. Adjusted gross profit was $93.8 million in the three months ended August 1, 2020, compared to $138.8 million in the comparable period last year, and deleveraged 760 basis points to 25.4% of net sales, primarily as a result of higher fulfillment costs related to meaningfully higher levels of ship-from-store activity related to strong digital demand.

1

Selling, general, and administrative expenses were $114.3 million in the three months ended August 1, 2020, compared to $116.4 million in the three months ended August 3, 2019. Adjusted SG&A was $103.5 million in the three months ended August 1, 2020, compared to $115.5 million in the comparable period last year, and deleveraged 60 basis points to 28.1% of net sales, primarily as a result of the deleverage of fixed expenses resulting from the decline in sales, partially offset by a reduction in operating expenses associated with actions taken in response to the COVID-19 pandemic.

Operating loss was ($64.5) million in the three months ended August 1, 2020, compared to operating income of $3.8 million in the three months ended August 3, 2019. Adjusted operating loss was ($25.2) million in the three months ended August 1, 2020, compared to adjusted operating income of $5.8 million in the comparable period last year, and deleveraged 820 basis points to (6.8%) of net sales.

Fiscal Year-To-Date 2020 Results

Net sales decreased 25.1% to $624.1 million in the six months ended August 1, 2020 from $832.9 million in the six months ended August 3, 2019, primarily as a result of temporary store closures, partially offset by increased digital sales.

Net loss was ($161.4) million, or ($11.04) per diluted share, in the six months ended August 1, 2020, compared to net income of $6.0 million, or $0.38 per diluted share, in the six months ended August 3, 2019. Adjusted net loss was ($50.3) million, or ($3.44) per diluted share, compared to adjusted net income of $8.8 million, or $0.55 per diluted share, in the comparable period last year.

Gross profit was $47.4 million in the six months ended August 1, 2020, compared to $290.8 million in the six months ended August 3, 2019. Adjusted gross profit was $162.1 million in the six months ended August 1, 2020, compared to $290.3 million in the comparable period last year, and deleveraged 890 basis points to 26.0% of net sales, primarily as a result of higher fulfillment costs related to meaningfully higher levels of ship-from-store activity related to strong digital demand.

Selling, general, and administrative expenses were $212.8 million in the six months ended August 1, 2020, compared to $244.4 million in the six months ended August 3, 2019. Adjusted SG&A was $191.7 million in the six months ended August 1, 2020, compared to $242.6 million in the comparable period last year, and deleveraged 160 basis points to 30.7% of net sales, primarily as a result of the deleverage of fixed expenses resulting from the decline in sales, partially offset by a reduction in operating expenses associated with actions taken in response to the COVID-19 pandemic.

Operating loss was ($237.6) million in the six months ended August 1, 2020, compared to operating income of $8.9 million in the six months ended August 3, 2019. Adjusted operating loss was ($62.8) million in the six months ended August 1, 2020, compared to adjusted operating income of $12.5 million in the comparable period last year, and deleveraged 1,160 basis points to (10.1%) of sales.

Non-GAAP Reconciliation

The Company’s results are reported in this press release on a GAAP and as adjusted, non-GAAP basis. Adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted gross profit (loss), adjusted selling, general, and administrative expenses, and adjusted operating income (loss) are non-GAAP measures, and are not intended to replace GAAP financial information and may be different from non-GAAP measures reported by other companies. The Company believes the income and expense items excluded as non-GAAP adjustments are not reflective of the performance of its core business and that providing this supplemental disclosure to investors will facilitate comparisons of the past and present performance of its core business.

For the three months ended August 1, 2020, the Company’s adjusted results exclude net expenses of approximately $39.2 million, primarily related to the impact of the COVID-19 pandemic, including occupancy charges for rent at our stores temporarily closed and incremental COVID-19 operating expenses, including incentive pay and personal protective equipment for our associates.

2

The total impact on income taxes for the above items was $14.3 million, including a benefit of $3.9 million, primarily resulting from the changes in operating loss carryback rules as a result of the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act.

For the six months ended August 1, 2020, the Company recorded an inventory provision of $63.2 million and $37.6 million of impairment charges, including the right-of-use assets recorded in connection with the adoption of the new lease accounting standard. The inventory provision relates to the adverse business disruption resulting from the COVID-19 pandemic, including the store closures. The impairment charges were primarily a result of decreased net revenue and cash flow projections resulting from the COVID-19 disruption.

In addition to the inventory provision and impairment charges, the Company’s adjusted results exclude net expenses of approximately $66.6 million, primarily related to the impact of the COVID-19 pandemic, including occupancy charges for rent at our stores temporarily closed; incremental COVID-19 operating expenses, including incentive pay and personal protective equipment for our associates; and payroll and benefits for certain store employees during the period our stores were closed, net of a payroll tax credit benefit resulting from the CARES Act.

Additionally, the Company excluded net costs of $7.4 million, primarily related to restructuring costs.

The total impact on income taxes for the above items was $63.7 million, including a benefit of $17.4 million, primarily resulting from the changes in operating loss carryback rules as a result of the CARES Act.

Store Update

On March 18, 2020, the Company suspended all store operations in the U.S. and Canada due to the COVID-19 pandemic. The Children’s Place started reopening stores on May 19, 2020 in 10 states and reopened the majority of its remaining stores during the last two weeks of June. As of August 1, 2020, the Company had 771 of its 824 stores open to the public in the U.S., Canada and Puerto Rico, with the majority of the closed stores located in California.

Consistent with the Company’s store fleet optimization initiative, the Company opened two stores and permanently closed 98 stores in the three months ended August 1, 2020. The Company ended the quarter with 824 stores and square footage of 3.9 million, a decrease of 13.2% compared to the prior year. Since our fleet optimization initiative was announced in 2013, the Company has closed 373 stores.

The flexibility provided by its lease actions allows the Company to target 200 store closures in fiscal 2020, including 102 stores closed in the first half of fiscal 2020, and 100 additional closures in fiscal 2021.

Balance Sheet and Cash Flow

As of August 1, 2020, the Company had approximately $36.1 million of cash and cash equivalents with no long-term debt, and $250.8 million outstanding on its revolving credit facility. The Company used approximately $42.7 million in operating cash flow in the three months ended August 1, 2020.

Outlook

As a result of the continued uncertainty created by the COVID-19 pandemic, the Company is not providing financial guidance.

Conference Call Information

The Children’s Place will host a conference call on Tuesday, August 25, 2020 at 8:00 a.m. Eastern Time to discuss its second quarter fiscal 2020 results.

The call will be broadcast live at http://investor.childrensplace.com. An audio archive will be available on the Company’s website approximately one hour after the conclusion of the call. A conference call transcript will also be posted on our website.

3

About The Children’s Place

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise predominantly at value prices, primarily under the proprietary “The Children’s Place”, “Place”, “Baby Place,” and “Gymboree” brand names. As of August 1, 2020, the Company had 824 stores in the United States, Canada and Puerto Rico, online stores at www.childrensplace.com and www.gymboree.com, and the Company’s international franchise partners had 276 international points of distribution in 19 countries.

Forward Looking Statements

This press release contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 1, 2020 and supplemented by the “Risk Factors” section of its quarterly report on Form 10-Q for the fiscal quarter ended May 2, 2020. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions, the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general (including decreased customer traffic, schools adopting a remote learning model, closures of businesses and other activities causing decreased demand for our products and negative impacts on our customers’ spending patterns due to decreased income or actual or perceived wealth, and the impact of the CARES Act and other legislation related to the COVID-19 pandemic, and any changes to the CARES Act or such other legislation), the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from COVID-19 or other disease outbreaks, foreign sources of supply in less developed countries or more politically unstable countries, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:  Anthony Attardo, CFA, Director, Investor Relations, (201) 453-6693

(Tables follow)

4

THE CHILDREN’S PLACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Second Quarter Ended		Year-To-Date Ended
	August 1,	August 3,	August 1,	August 3,
	2020	2019	2020	2019
Net sales	$368,923	$420,470	$624,130	$832,851
Cost of sales	301,843	281,624	576,723	542,030
Gross profit	67,080	138,846	47,407	290,821
Selling, general and administrative expenses	114,312	116,417	212,803	244,423
Asset impairment charges	544	121	37,635	469
Depreciation and amortization	16,708	18,472	34,596	37,056
Operating income (loss)	(64,484)	3,836	(237,627)	8,873
Interest expense	(2,639)	(2,278)	(4,479)	(3,989)
Income (loss) before taxes	(67,123)	1,558	(242,106)	4,884
Provision (benefit) for income taxes	(20,484)	35	(80,657)	(1,128)
Net income (loss)	$(46,639)	$1,523	$(161,449)	$6,012

Earnings (loss) per common share
Basic	$(3.19)	$0.10	$(11.04)	$0.38
Diluted	$(3.19)	$0.10	$(11.04)	$0.38

Weighted average common shares outstanding
Basic	14,634	15,818	14,623	15,832
Diluted	14,634	15,859	14,623	15,983

5

THE CHILDREN’S PLACE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(In thousands, except per share amounts)
(Unaudited)

	Second Quarter Ended		Year-To-Date Ended
	August 1,	August 3,	August 1,	August 3,
	2020	2019	2020	2019

Net income (loss)	$(46,639)	$1,523	$(161,449)	$6,012

Non-GAAP adjustments:
Occupancy charges	23,932	-	47,058	-
Incremental COVID-19 operating expenses	9,840	-	12,214	-
Restructuring costs	3,030	362	6,421	683
Accelerated depreciation	1,203	922	1,344	1,890
Fleet optimization	650	207	650	(28)
Asset impairment charges	544	121	37,635	469
Accounts receivables	38	-	1,081	-
Inventory provision	-	-	63,247	-
Store payroll and benefits, net of CARES Act retention credit	-	-	4,242	-
Gymboree integration costs	-	380	640	574
Legal reserve	-	-	302	-
Aggregate impact of Non-GAAP adjustments	39,237	1,992	174,834	3,588
Income tax effect(1)	(10,395)	(528)	(46,308)	(951)
Prior year uncertain tax positions(2)	-	-	-	135
Impact of CARES Act	(3,901)	-	(17,378)	-
Net impact of Non-GAAP adjustments	24,941	1,464	111,148	2,772

Adjusted net income (loss)	$(21,698)	$2,987	$(50,301)	$8,784

GAAP net income (loss) per common share	$(3.19)	$0.10	$(11.04)	$0.38

Adjusted net income (loss) per common share	$(1.48)	$0.19	$(3.44)	$0.55

(1) The tax effects of the non-GAAP items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

(2) Prior year tax related to uncertain tax positions.

	Second Quarter Ended		Year-To-Date Ended
	August 1,	August 3,	August 1,	August 3,
	2020	2019	2020	2019

Operating income (loss)	$(64,484)	$3,836	$(237,627)	$8,873

Non-GAAP adjustments:
Occupancy charges	23,932	-	47,058	-
Incremental COVID-19 operating expenses	9,840	-	12,214	-
Restructuring costs	3,030	362	6,421	683
Accelerated depreciation	1,203	922	1,344	1,890
Fleet optimization	650	207	650	(28)
Asset impairment charges	544	121	37,635	469
Accounts receivables	38	-	1,081	-
Inventory provision	-	-	63,247	-
Store payroll and benefits, net of CARES Act retention credit	-	-	4,242	-
Gymboree integration costs	-	380	640	574
Legal reserve	-	-	302	-
Aggregate impact of Non-GAAP adjustments	39,237	1,992	174,834	3,588

Adjusted operating income (loss)	$(25,247)	$5,828	$(62,793)	$12,461

6

THE CHILDREN’S PLACE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(In thousands, except per share amounts)
(Unaudited)

	Second Quarter Ended		Year-To-Date Ended
	August 1,	August 3,	August 1,	August 3,
	2020	2019	2020	2019

Gross profit	$67,080	$138,846	$47,407	$290,821

Non-GAAP adjustments:
Occupancy charges	23,932	-	47,058	-
Incremental COVID-19 operating expenses	2,745	-	4,435	-
Inventory provision	-	-	63,247	-
Fleet optimization	-	-	-	(550)
Aggregate impact of Non-GAAP adjustments	26,677	-	114,740	(550)

Adjusted Gross profit	$93,757	$138,846	$162,147	$290,271

	Second Quarter Ended		Year-To-Date Ended
	August 1,	August 3,	August 1,	August 3,
	2020	2019	2020	2019

Selling, general and administrative expenses	$114,312	$116,417	$212,803	$244,423

Non-GAAP adjustments:
Incremental COVID-19 operating expenses	(7,095)	-	(7,779)	-
Restructuring costs	(3,030)	(362)	(6,421)	(691)
Fleet optimization	(650)	(207)	(650)	(514)
Accounts receivables	(38)	-	(1,081)	-
Store payroll and benefits, net of CARES Act retention credit	-	-	(4,242)	-
Gymboree integration costs	-	(380)	(640)	(574)
Legal reserve	-	-	(302)	-
Aggregate impact of Non-GAAP adjustments	(10,813)	(949)	(21,115)	(1,779)

Adjusted Selling, general and administrative expenses	$103,499	$115,468	$191,688	$242,644

7

THE CHILDREN’S PLACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	August 1,	February 1,	August 3,
	2020	2020*	2019
Assets:
Cash and cash equivalents	$36,119	$68,487	$65,357
Accounts receivable	29,634	32,812	39,638
Inventories	381,022	327,165	386,174
Other current assets	23,085	21,416	30,258
Total current assets	469,860	449,880	521,427

Property and equipment, net	200,963	236,898	248,777
Right-of-use assets	319,796	393,820	430,145
Tradenames, net	72,892	73,291	73,456
Other assets, net	104,428	27,508	29,732
Total assets	$1,167,939	$1,181,397	$1,303,537

Liabilities and Stockholders' Equity:
Revolving loan	$250,818	$170,808	$196,352
Accounts payable	279,014	213,115	236,619
Current lease liabilities	160,932	121,868	127,695
Accrued expenses and other current liabilities	118,778	89,216	113,531
Total current liabilities	809,542	595,007	674,197

Long-term lease liabilities	254,187	311,908	341,828
Other liabilities	42,695	39,295	38,256
Total liabilities	1,106,424	946,210	1,054,281

Stockholders' equity	61,515	235,187	249,256

Total liabilities and stockholders' equity	$1,167,939	$1,181,397	$1,303,537

* Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2020.

8

THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED CASH FLOWS

(In thousands)

(Unaudited)

	26 Weeks Ended	26 Weeks Ended
	August 1,	August 3,
	2020	2019

Net income (loss)	$(161,449)	$6,012
Non-cash adjustments	54,857	117,861
Working Capital	23,388	(100,578)
Net cash provided by (used in) operating activities	(83,204)	23,295

Net cash used in investing activities	(14,109)	(97,468)

Net cash provided by financing activities	64,565	69,306

Effect of exchange rate changes on cash	380	1,088

Net decrease in cash and cash equivalents	(32,368)	(3,779)

Cash and cash equivalents, beginning of period	68,487	69,136

Cash and cash equivalents, end of period	$36,119	$65,357

###

9